Exhibit 10.37

Amendment to Employment Agreement Dated May 10th, 1999

Amendment is officially effective as of Monday July 28th, 2003, between Proflowers (Company) and Jonathan Sills (Executive).

The company and Executive desire to amend certain terms and conditions set forth in the original agreement dated May 10th, 1999.

The following are the amendments to the original agreement. Outside of the listed changes below, all other aspects contained within each section of the original agreement will remain the same.

Amendments:

1) Section 2. Position and Duties

Effective January 1, 2003, Executives title has been changed to Senior Vice President, Strategy & Corporate Development.

Executive has temporarily relocated to San Diego. Executive retains the right to work remotely and may choose at his discretion to relocate his residence at any time in the future.

In the event the Executive relocates to any location other than San Diego, the Executive shall spend approximately twenty five (25%) of his working time each calendar quarter in San Diego.

2) Section 3. Base Salary and Benefits

3.(a) Effective July 28, 2003, the annual Base Salary will be adjusted to Two Hundred Thousand Dollars ($200,000) per annum.

3.(b) Eligible to receive an annual performance bonus having a target percentage up to twenty (20%) of base salary. The amount may vary below or above this amount, however, the decision will be at the sole discretion of the CEO and Board. Executive must be employed by Proflowers on the last day of any applicable fiscal year in order to be eligible to receive a bonus.

3.(e) In the event Executive relocates back to the Boston metropolitan area, the Company shall reimburse Executive for reasonable expenses related to the actual move of his household and personal effects; reimburse Executive for reasonable expenses in traveling between Boston and San Diego for purposes of performing his duties hereunder. In the event the Executive relocates to another area besides the Boston metropolitan area, the Company shall reimburse the Executive for reasonable expenses in traveling between his residence and San Diego for purposes of performing his duties hereunder.

3) Section 4. Term

4.(e), (iv) an requirement without his consent that requires Executive to relocate or spend more than 25% of his time working outside of the city he has residence.

I have read this amendment and agree to the terms and conditions described above in addition to the original and 1st amended employment agreement..

DATED:	7/28/03	Employee’s Signature

/s/ Jonathan Sills

Employee’s Name (Print)		JONATHAN SILLS

DATED:	7/28/03	Proflowers.com

/s/ William Strauss
By: Bill Strauss CEO